FOR IMMEDIATE RELEASE

Biotricity Appoints Norman Betts to Board of Directors

Recognized Professor, Politician and Member of Bank of Canada’s Board of Directors to Oversee Corporate Management Policies for Clinical-Grade Biometric Device Manufacturer

REDWOOD CITY, CA – April 27, 2016 – Biotricity, Inc. (OTCQB: BTCY), a healthcare technology company dedicated to delivering innovative, medically relevant biometric remote monitoring solutions, has appointed financial professional Norman Betts to the company’s board of directors. An accomplished accountant and professor, Betts also currently serves as a board member for the Bank of Canada, the country’s central bank and the Canadian equivalent to the Federal Reserve. He is the second board member, and first independent, to join Biotricity with others expected to be added during the second quarter.

“Biotricity’s clinical-grade devices are set to disrupt the healthcare paradigm, and the company is on the verge of a significant inflection point as its first product is soon to be submitted for FDA clearance,” said Betts. “The significant dialogue around wearables and their potential to revolutionize healthcare presents a tremendous opportunity for Biotricity. I look forward to working with Waqaas and the entire management team as the company continues to pursue its strategic and financial objectives.”

Betts, an expert in accounting regulations, audits, risk management, governance and oversight, was appointed to the board of directors of the Bank of Canada in June 2014 and currently serves as a member of the audit and finance committee and the pension committee. Betts holds a Fellow Chartered Accountant designation and is also a professor at the University of New Brunswick in Fredericton.

Additionally, Betts was a member of the New Brunswick Legislative Assembly from 1993 to 2003 and held three different cabinet posts, including minister of finance from 1999 to 2001. Prior to entering politics, Betts received a Ph.D. in management with a concentration in accounting and finance from Queen’s University School of Business. He served as assistant dean of the MBA program and professor at the University of New Brunswick. He also was a partner in the accounting firm Shannon, Betts & Buffett.

“I am thrilled to welcome someone of Norman’s caliber to Biotricity’s Board,” said Waqaas Al-Siddiq, founder, president and CEO of Biotricity. “Norman’s financial expertise will be a tremendous asset to Biotricity as we prepare to market our next-generation medical devices and transform how clinical grade data is captured, used and tracked by individuals and health care professionals alike.”

TWEET THIS: @normbetts elected to @biotricity_inc board of directors to help guide company as they prepare to launch revolutionary biometric devices #wearables #medicaldevices

About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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